EXHIBIT 25


                                POWER OF ATTORNEY


           The undersigned, Security Capital Group Incorporated, a Maryland corporation (the "Corporation"), does hereby make, constitute and appoint each of the following persons as the Corporation's true and lawful agent and attorney-in-fact (each hereinafter sometimes referred to as the "Attorney") to act in the name and on behalf of the Corporation for and with respect to the matters hereinafter described.

           Name of Attorney(s): Mark Kaplow and Kevin Korsh

           Each Attorney (acting alone) shall have the power and authority to do the following:

           To execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 or 5 or any amendments thereto required to be filed with Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Corporation with regard to any securities owned by the Corporation or any of its subsidiaries.

           And the Corporation hereby grants and gives each Attorney (acting alone) the power and authority to do any and every act and to exercise any and every power that the Corporation might or could do with respect to the foregoing and that the Attorney shall deem proper and advisable, the Corporation intending to vest in the Attorney a full power of attorney for the purposes aforesaid, and the Corporation hereby ratifies and confirms all prior acts of each Attorney on behalf of the Corporation in connection with the aforesaid purposes.

           And in connection with the foregoing, to execute all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Corporation in order to more effectively carry out the intent and purpose of the foregoing powers.

           Agreements, documents, instruments and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Corporation without attestation and without affixation of the seal of the Corporation. The power of attorney conferred hereby shall not be delegable by the Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

           This Power of Attorney and the authority of the Attorney hereunder shall automatically terminate on December 31, 2004.

           IN WITNESS WHEREOF, the Corporation has caused this Power of Attorney to be executed, attested, and its corporate seal affixed pursuant to authority granted by the Corporation's Board of Directors as of April 30, 2003.



                                      SECURITY CAPITAL GROUP INCORPORATED

                                      By: /s/ Joseph Parsons
                                          -------------------------------------
                                          Joseph Parsons,
                                          Chairman & Chief Executive Officer


/s/ Mark Kaplow
-------------------------------
Mark Kaplow,
Assistant Secretary

State of Connecticut     )
                         )  SS:  Stamford
County of Fairfield      )

Before me, a Notary Public, personally appeared Joseph Parsons and Mark Kaplow, known to me to be the Chairman and Chief Executive Officer and Assistant Secretary, respectively, of Security Capital Group Incorporated, who each executed the foregoing and attached Certificate pursuant to authority granted by the Board of Directors of said Corporation.




                                                  /s/ Valerie Benedetto
                                                  ----------------------------
                                                  Notary Public



My commission expires:  March 31, 2008

Dated:  April 30, 2003